UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 17, 2012

GroveWare Technologies Ltd.

(Exact name of small business issuer as specified in its charter)

Nevada	26-1265381
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1006 - 20 Eglinton Ave. W. Toronto, Ontario, Canada M4R 1K8
(Address of principal executive offices)

(416) 644-5111
(Issuer’s telephone number)

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.03 Material Modification of Rights of Security Holders

On September 17, 2012, our board of directors resolved to decrease the number of authorized shares of our common stock, par value $0.001, from 450,000,000 to 50,000,000. Correspondingly, our board of directors affirmed a reverse split of one for five in which each shareholder will be issued one common share in exchange for five common shares of their currently issued common stock. Under the Nevada law, shareholder approval was not required.

A proposed effective date of September 28, 2012 was established in order to provide FINRA ten days notice pursuant to Rule 10b-17 of the Securities and Exchange Act of 1934, as amended. Prior to approval of the reverse split we had a total of 321,000,000 issued and outstanding shares of common stock, par value $0.001. On the effective date of the reverse split, we will have a total of 64,200,000 issued and outstanding shares of common stock, par value $0.001. New stock certificates will be issued upon surrender of the shareholders’ old certificates.

A copy of the Certificate of Change that was filed with the Nevada Secretary of State on September 17, 2012 is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

In connection with the reverse split, we have the following new CUSIP number: 399807205. We have submitted the required information to FINRA and expect approval in the coming weeks. Once effective, we expect that our common stock will be quoted under the symbol “GROVD” for a period of 20 trading days. After 20 trading days, our common stock will resume trading under the symbol “GROV.”

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws

The disclosures set forth in Item 3.03 are incorporated by reference into this Item 5.03.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Change

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GroveWare Technologies Ltd.

/s/ Hrair Achkarian

Hrair Achkarian
CEO

Date: September 20, 2012

3